Exhibit 99.2

PROXY

ATRIX LABORATORIES, INC.

This Proxy is Solicited on Behalf of the Board of Directors
for the Special Meeting of Stockholders to
be held November 19, 2004

     The undersigned stockholder of Atrix Laboratories, Inc. hereby constitutes and appoints David R. Bethune and Gregory A. Gould and each them, proxies, with full power of substitution, for and on behalf of the undersigned to vote, as designated below, according to the number of shares of our $.001 par value common stock held of record by the undersigned on October 6, 2004, and as fully as the undersigned would be entitled to vote if personally present at our Special Meeting of Stockholders to be held at The Fort Collins Marriott, 350 East Horsetooth Road, Fort Collins, Colorado on November 19, 2004 at 10:00 a.m. Mountain time, and at any and all postponements, continuations and adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If properly executed and no direction is made, this proxy will be voted FOR the proposal to adopt the merger agreement and approve the merger.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF STOCKHOLDERS OF
ATRIX LABORATORIES, INC.

November 19, 2004

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

- Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. -

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

	FOR	AGAINST	ABSTAIN
1.  Proposal to adopt the Agreement and Plan of Merger dated as of June 14, 2004 by and among QLT Inc., Aspen Acquisition Corp. and Atrix Laboratories, Inc., pursuant to which Aspen Acquisition Corp. will be merged into Atrix Laboratories, Inc., followed by the merger of Atrix Laboratories, Inc. into Aspen Acquisition II Corp., a wholly owned subsidiary of QLT, and to approve the merger, all as described in the accompanying joint proxy statement/prospectus.
	☐	☐	☐

2. To transact such other business as may properly come before the special meeting, or any adjournments or postponements of the special meeting.

By signing this Proxy, the undersigned hereby (i) acknowledges receipt of the Notice of Special Meeting of Stockholders dated October 14, 2004 and the joint proxy statement/prospectus furnished therewith, (ii) revokes all prior proxies, and (iii) authorizes David R. Bethune and Gregory A. Gould, and each of them, as proxies and attorneys-in-fact, to vote, in their discretion, upon such other matters that may come before the Special Meeting or any adjournments or postponements thereof, according to the number of shares of common stock held of record by the undersigned on October 6, 2004 and as fully as the undersigned would be entitled to vote if personally present at the Special Meeting.

Sign, date and return this proxy card promptly using the enclosed envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.